Exhibit 1.01
MTS Systems Corporation
Conflict Minerals Report

Introduction
This Conflict Minerals Report (the “Report”) of MTS Systems Corporation (the “Company” or “MTS”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”) for the reporting period from January 1, 2017 to December 31, 2017.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which the Company collectively refers to in this Report as the “Subject Materials,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, the Company manufactures products for which the Subject Materials are necessary to the functionality or production of those products.
Company Overview
MTS Systems Corporation’s testing hardware, software and services solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS’s high-performance sensors provide controls for a variety of applications measuring motion, pressure, position, force and sound.
Products Overview
This Report relates to products: (i) for which Subject Materials are necessary to the functionality or production of that product; (ii) that were manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2017. These products, which are referred to in this Report collectively as the “Covered Products,” are the following: test equipment and systems for the ground vehicle, material, and structure markets in addition to high-performance sensors for a variety of industrial, monitoring and measuring, aerospace, military, cryogenic, mobile hydraulic, and liquid level applications.
Due Diligence Design and Framework
Based on the results of the good faith reasonable country of origin inquiry (“RCOI”) described in the Form SD to which this Report is filed as an exhibit, the Company has exercised due diligence on the source and chain of custody of the Subject Materials contained in its Covered Products. The Company has designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) (“OECD Framework”) and related supplements for gold and for tin, tantalum and tungsten.

Establish company management systems:

•	MTS has a “Conflict Minerals Sourcing Policy” (the “Company Policy”) that is published on MTS’s website at: http://www.mts.com/en/about/Ethics/index.htm

•
MTS engaged with applicable suppliers that it believed were most likely to supply products containing the Subject Materials. The Company identified its applicable suppliers using the North American Industry Classification System codes, which are standardized codes for groups of vendors with similar economic activity or production. Suppliers based in China were engaged prior to the survey to determine whether the material supplied to the Company included the Subject Materials and only suppliers that responded in the affirmative were included in the survey. Once all in-scope suppliers were aggregated, another filter was applied using dollars spent. Suppliers that represented 95% of the entire related dollars spent for Subject Materials were selected for survey. For the Sensors segment, only suppliers who have consistently responded yes to the presence of Subject Materials in the material supplied to MTS were included in the survey.

•
The Company’s due diligence measures focus on working with its suppliers based upon a framework established by the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) initiative to identify the location of smelters and refiners of Subject Materials who provide those Subject Materials to its suppliers. The Company conducted supply chain surveys based on the EICC/GeSI conflict minerals questionnaire with all applicable suppliers identified during its applicability assessment explained above.

Identify and assess risks in the supply chain:

•
Suppliers surveyed were asked to identify smelters and refiners (“SORs”) that process Subject Materials contained in the Company’s products, including country of origin of any Subject Materials, based on the EICC/GeSI conflict minerals questionnaire.

•	A third party vendor logged every survey into their technology platform and reviewed every survey.

•	Non-responsive suppliers and survey responses that were incomplete or inconsistent were identified for additional follow-up.

•
Reasons for follow-up with suppliers included, but were not limited to, that the supplier did not provide a complete or accurate smelter list or did not receive complete conflicts mineral sourcing information from all of their relevant suppliers. Suppliers who did not provide the country of origin information in their survey responses were also sent a follow-up communication requesting that they provide additional sourcing information.

•
Smelters identified by the Company’s suppliers were compared against the lists maintained by the Responsible Mineral Initiative (“RMI”) and the smelter list prepared by the Company’s third party vendor.

Design and implement a strategy to respond to identified risks:

•	Suppliers that responded with smelters not listed as conformant or active on the lists prepared by RMI were re-engaged to validate sourcing from these smelters for products supplied to MTS.

•	The Company conducted research in the public domain in order to identify sourcing information for smelters that are not on the RMI compliant smelter list, when possible.

•
The Company notified suppliers via email and telephone whose sourcing practices do not conform to the Company policy, which could result in removal of those suppliers from the supply chain if these remediation efforts are not successful.

•	Business Unit representatives also notified suppliers via email and telephone to ensure that applicable suppliers updated their responses with accurate and complete information.
Carry out independent third-party audit of smelter/refiner due diligence practices:

•
MTS is a downstream consumer of Subject Materials and is many steps removed from smelters and refiners who source raw minerals and ores. MTS does not purchase raw minerals or ores, and does not, to the best of its knowledge, directly purchase Subject Materials from any of the Covered Countries.

Report annually on supply chain due diligence:

•	This Report and the associated Form SD are available online at the following website:
http://www.mts.com/en/about/Ethics/index.htm
Due diligence measures undertaken

In accordance with the OECD Framework, MTS took the following measures for this reporting year to exercise due diligence on the source and chain of custody of Subject Materials:

•	On behalf of MTS, a third party provider engaged all applicable suppliers and reviewed every response to determine completeness, accuracy, and consistency.

•	Suppliers that did not send a complete or accurate response were re-engaged to update responses.

•	MTS utilized the RMI smelter database and other proprietary resources to determine the sourcing locations for the SORs identified in MTS’s supply chain.

•	Suppliers were notified by e-mail of the status of their responses to the surveys and if their response is rejected, or if incomplete or inconsistent, suppliers were asked to correct and resubmit.

•	MTS aggregated all smelter data and developed a list of all SORs information received from MTS supply chain.

•	MTS re-engaged suppliers to change sourcing from SORs that are known to source from Covered Countries or were not validated by RMI audit to be conflict free.
Results
Based on the RCOI and after exercising the Company’s due diligence described above, MTS knows or has reason to believe that a portion of its necessary Subject Materials originated or may have originated in the Covered Countries and knows or has reason to believe that those necessary Subject Materials may not be solely from recycled or scrap sources, both because MTS identified that some Subject Materials may have originated in a Covered Country and because MTS has insufficient country of origin information from suppliers or other sources regarding all of the smelters that processed the Subject Minerals.
MTS received representations from 84% of its in-scope suppliers. Of all the smelter information received from its suppliers, approximately 82% have been designated as conflict free or actively pursuing such designation under the RMI (list of these smelters is provided in Annex 1).  The remaining smelters that were identified as potentially sourcing 3TG are not currently RMI compliant or actively pursuing such designation.  The source of Subject Materials from these smelters is undetermined at this time.  The Company has taken and will continue to take actions to mitigate risk regarding Subject Materials used in its products.

Independent audit
An independent private sector audit of this Report is not required.

Continuous improvement efforts to mitigate risk

The Company has taken and intends to take the following steps to improve the number and quality of supplier responses in the next compliance period and to mitigate risk that the conflict minerals used in its products may finance or benefit armed groups in the Covered Countries:

•	Continue to use contract terms and conditions for new contracts requiring suppliers to respond to inquiries regarding conflict minerals in a timely manner.

•	Continue to work with suppliers to identify to the extent possible the source of Subject Materials used in MTS’s products.

•
Encourage suppliers to source from smelters that have received the conflict free designation or that are otherwise subject to adequate due diligence to ensure such minerals are not being used to fund conflict.

Certain statements in this Report may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations concerning the Company's future actions to engage suppliers, to identify to the extent possible the source of Subject Materials in its products and to take other actions regarding its product sourcing. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties including, but not limited to, decisions to make changes in the Company’s continual improvement efforts and delays or difficulties in engaging suppliers and identifying the source of Subject Materials contained in the Company’s products.

Annex 1: Smelter list

Metal	Smelter
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	Chimet S.p.A.
Gold	Daejin Indus Co., Ltd.
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Emirates Gold DMCC
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	HeeSung Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed

Metal	Smelter
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedž Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L'Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Samduck Precious Metals

Metal	Smelter
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material

Metal	Smelter
Tantalum	Jiujiang Janny New Material Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tin	Alpha
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV Tiga Sekawan
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	EM Vinto
Tin	Fenix Metals
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.

Metal	Smelter
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama

Metal	Smelter
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.

Metal	Smelter
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.